UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):        May 14, 2004

IOMEGA CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-12333	86-0385884
(Commission File Number)	(IRS Employer Identification No.)

10955 Vista Sorrento Parkway, San Diego, CA	92130
(Address of Principal Executive Offices)	(Zip Code)

(858) 314-7000
Registrant's Telephone Number, Including Area Code

ITEM 4. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT:

On May 14, 2004, BDO Seidman, LLP (“BDO”) was appointed as the independent auditor for Iomega’s Retirement and Investment Savings Plan (“the Plan”) for the 2003 plan year, replacing Ernst & Young LLP (“Ernst & Young”).

This action dismisses Ernst & Young as the Plan’s independent auditors for the year ended December 31, 2003. Ernst & Young’s audit report on the Plan’s Financial Statements for the years ended December 31, 2001 and 2002, did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

For the years ended December 31, 2001 and 2002 and through the date of this Form 8-K, there have been no disagreements with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to Ernst & Young’s satisfaction would have caused them to make reference to the subject matter of the disagreement in connection with their report. For the years ended December 31, 2001 and 2002 and through the date of this Form 8-K, there were no “reportable events” as that term is described in Item 304(a)(1)(v) of Regulation S-K.

The Plan (or those responsible for the Plan’s accounting and reporting) has requested Ernst & Young to furnish it a letter addressed to the Commission stating whether it agrees with the above statements. A copy of that letter, dated May 17, 2004 is filed as Exhibit 16.4 to this Form 8-K.

During the years ended December 31, 2001 and 2002 and through May 14, 2004 (the date BDO was appointed), the Plan (or those responsible for the Plan’s accounting and reporting) did not consult BDO with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Plan’s Financial Statements, or any other matters or reportable events as defined in Item 304(a)(2)(i) and (ii) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 19, 2004

IOMEGA CORPORATION (Registrant) /s/ Werner T. Heid Werner T. Heid President and Chief Executive Officer

EXHIBIT INDEX

The following exhibit is filed as part of this Current Report on Form 8-K.

Exhibit No.	Description

16.4	Letter from Ernst&Young LLP regarding change in certifying accountant.